Exhibit 99.1

PRESS RELEASE

                                                                                                                The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
                                                                                                                   Tel. 804.289.9600
Fax 804.289.9770

                                                                                                                  FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

BRINK’S REPORTS FIRST-QUARTER RESULTS
$.10 Per Share Loss Includes $.28 Charge Related to U.S. Healthcare Legislation
Operating Profit Decline Reflects Accounting Changes in Venezuela
Management Reiterates Full-Year Revenue and Margin Outlook

RICHMOND, Va., April 29, 2010 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported a first-quarter loss from continuing operations of $5 million ($.10 per share) versus income of $22 million last year ($.48 per share).  Results include an income tax charge of $14 million ($.28 per share) related to recently enacted U.S. healthcare legislation.  Operating profit declined by $18 million, including a segment operating profit decline of $17 million.  The decline in both profit measures was due primarily to an unfavorable currency impact of $25 million related to accounting changes in the company’s Venezuela operations.  Results are summarized below.

	GAAP		Adjusted	Percentage Change
Three Months Ended March 31,	2010	2009	2009 (a)	GAAP	Adjusted
(In millions, except per share amounts)

Revenues	$735	733	678	-	8%
Operating profit:
International	25	38	24	(35%)	1%
North America	10	15	15	(28%)	(28%)
Total Segment operating profit (b)	35	52	39	(33%)	(10%)
Non-segment income (expense) (c)	(11)	(11)	(11)	4%	4%
Operating profit	24	42	28	(43%)	(15%)
Income (loss) from continuing operations (d)	(5)	22	15	NM	NM
Net income (loss) (d)	(8)	23	15	NM	NM
Diluted earnings (loss) per share (d):
Continuing operations	$(0.10)	0.48	0.31	NM	NM
Net income (loss)	(0.17)	0.49	0.33	NM	NM
     Amounts may not add due to rounding.

(a)
Adjusted financial information is contained on pages 18 - 23, including reconciliation to amounts reported under generally accepted accounting principles (GAAP).  Adjustments relate to the exchange rate used to translate operating results in Venezuela.

(b)
Total segment operating profit is a non-GAAP measure.  This table reconciles the measurement to operating profit, a GAAP measure.  Disclosure of total segment operating profit enables investors to assess the total operating performance of Brink’s excluding non-segment income and expense.  Forward-looking estimates related to total segment operating profit and non-segment income (expense) for 2010 are provided on page 9.

(c)	Non-segment includes expenses related to corporate and former operations and other amounts not allocated to segment operating profit. See page 11.
(d)	Amounts reported in this release are attributable to the shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

Total segment operating profit and 2009’s adjusted results are non-GAAP financial measures that are reconciled to corresponding GAAP measures as follows:  segment operating profit on page 1 and adjusted 2009 revenues and operating profit on pages 18-23.
The $17 million decline in segment operating profit was driven primarily by lower profits in Latin America and North America.  The segment margin was 4.7%, down from 7.2% in the year-ago quarter.
Compared to adjusted 2009 results, segment profit was down 10% or $4 million due mainly to a $5 million profit decline in North America and a $5 million asset remeasurement charge in Venezuela that was partially offset by organic improvement in Latin America.  This year’s 4.7% segment margin compares to last year’s adjusted margin of 5.7%.
Non-segment expenses were flat at $11 million (see page 11).
Michael T. Dan, chairman, president and chief executive officer, said: “First-quarter results reflect continued price and volume pressure across most of our global markets.  We have taken several steps to improve performance, including aggressive restructuring activities in certain countries, and results should improve as the year progresses.  We continue to expect annual organic revenue growth in the low-to-mid single-digit percentage range over 2009 adjusted revenue of $2.9 billion, with a segment operating margin between 7% and 7.5%.
“Despite current challenges, we are confident about the future and will remain highly disciplined in our approach to positioning Brink’s for continued growth.  Our core strategy is to grow cash logistics and other high-margin services in our current markets while penetrating new geographies with strong growth potential.  Last year, we demonstrated our commitment to executing this strategy by completing acquisitions in Brazil, Russia, India and China.  On April 22, we strengthened our small but growing presence in Russia with the acquisition of a cash processing business.  Earlier in the quarter, we expanded in eastern France by acquiring a small CIT and cash processing business.  We are pursuing additional opportunities that expand our global infrastructure and enable us to offer higher-value solutions to a broader base of customers.”

First-Quarter 2010 vs. 2009
Segment Results – GAAP Basis

	Three Months Ended					Percentage
	March 31,					Change
		Organic	Acquisitions/	Currency
(In millions)	2009	Change	Dispositions	(b)	2010	Total	Organic
Revenues:
EMEA	$293	(1)	(12)	19	299	2%	-
Latin America	199	33	-	(49)	183	(8%)	16%
Asia Pacific	19	(3)	9	2	27	44%	(13%)
International	512	29	(3)	(28)	509	(1%)	6%
North America	221	(2)	-	7	226	2%	(1%)
Total	$733	27	(3)	(21)	735	-	4%
Operating profit:
International	$38	7	1	(22)	25	(35%)	19%
North America	15	(5)	-	-	10	(28%)	(31%)
Segment operating profit	52	3	1	(22)	35	(33%)	5%
Non-segment (a)	(11)	-	-	-	(11)	4%	4%
Total	$42	2	1	(22)	24	(43%)	6%
Segment operating margin:
International	7.4%				4.8%
North America	6.6%				4.6%
Segment operating margin	7.2%				4.7%

Segment Results – Adjusted Basis

	Three Months Ended					Percentage
	March 31,					Change
		Organic	Acquisitions /	Currency
(In millions)	2009	Change	Dispositions	(b)	2010	Total	Organic
Revenues:
EMEA	$293	(1)	(12)	19	299	2%	-
Latin America	145	19	-	20	183	26%	13%
Asia Pacific	19	(3)	9	2	27	44%	(13%)
International	457	15	(3)	41	509	11%	3%
North America	221	(2)	-	7	226	2%	(1%)
Total	$678	13	(3)	48	735	8%	2%
Operating profit:
International	$24	2	1	(3)	25	1%	10%
North America	15	(5)	-	-	10	(28%)	(31%)
Segment operating profit	39	(2)	1	(3)	35	(10%)	(6%)
Non-segment (a)	(11)	-	-	-	(11)	4%	4%
Total	$28	(3)	1	(3)	24	(15%)	(9%)
Segment operating margin:
International	5.3%				4.8%
North America	6.6%				4.6%
Segment operating margin	5.7%				4.7%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 11 for details).
(b)
The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules in 2010 related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela was the bolivar fuerte in 2009, and became the U.S. dollar in 2010 under highly inflationary accounting rules.  Remeasurement gains and losses under these rules in 2010 are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit in 2010 used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Summary of First-Quarter Results
2010 versus 2009
GAAP and Adjusted

First-quarter 2009 adjusted results are non-GAAP financial measures that reflect the impact of reporting results from Venezuela at the less favorable parallel market exchange rate.  Adjusted results and the reconciliation to the GAAP financial measures are provided on pages 18 - 23.

International Operations

EMEA:
•
Revenue increase of 2% reflects favorable currency impact ($19 million) offset by decline in France due to loss of guarding contracts ($9 million) and sale of certain guarding operations ($13 million) in 2009

•	Revenue flat on organic basis as lost guarding contracts offset improvement in Global Services
•	Continued economic weakness driving price and volume pressure throughout region
•	Operating profit down $1 million due to higher restructuring and severance costs ($7 million versus $5 million last year) and ongoing price and volume pressure throughout region

Latin America:
GAAP
•	Revenue decline of 8% reflects unfavorable currency impact ($49 million) offset by organic revenue growth ($33 million) driven by inflation-based price increases across the region
•	Reporting 2010 Venezuela revenue at parallel rate had negative currency impact of $73 million
•	Organic revenue growth of 16% driven by inflation-based price increases
•
Operating profit down 37% due to unfavorable impact of reporting Venezuela results at parallel rate ($20 million) and the remeasurement of Venezuela monetary assets ($5 million charge), partially offset by organic growth in Brazil, Venezuela, Colombia and Argentina

•	Organic operating profit growth of 29%

ADJUSTED
•	Revenue up 26% due to favorable currency impact ($20 million), primarily in Brazil and inflation-based price increases
•	Organic revenue growth of 13% on price increases
•	Operating profit up 7% due to organic growth in Brazil, Venezuela, Colombia and Argentina offset by remeasurement of Venezuela monetary assets ($5 million charge)
•	Organic operating profit growth of 23%

Asia-Pacific:
•	Revenue up due to third-quarter 2009 acquisitions in India ($6 million) and China ($3 million)
•	Revenue and operating profit down slightly on an organic basis

North American Operations
•	Revenue up 2% on favorable currency rates in Canada ($7 million)
•	Revenue down 1% on an organic basis due to lower volume and continued pricing pressure
•	Operating profit down $5 million or 28% (31% organic decline) on lower CIT demand, continued pricing pressure and higher fuel costs

Non-segment income (expense) (see table on page 11)
•	Total non-segment expenses flat at $11 million
    • Reduced retirement costs offset by lower gains on asset sales and acquisitions

Recent Events
On April 22, Brink’s acquired a majority stake in a Russian cash processing business that complements the company’s acquisition of a CIT business in Russia in the first quarter of 2009.  With principal operations in Moscow, Brink’s now has approximately 500 employees in Russia and offers a full range of CIT, ATM, money processing and Global Services operations for domestic and international markets.
On March 1, Brink’s acquired Est Valeurs, a provider of CIT and cash logistics solutions in France that employs approximately 100 people and generated revenue of approximately $13 million in 2009.

Designation of Venezuela as Highly Inflationary for Accounting Purposes
Effective January 1, 2010, Venezuela’s economy was designated as highly inflationary for accounting purposes.  Under highly inflationary accounting, bolivar-fuerte denominated monetary assets and liabilities are remeasured into U.S. dollars with gains and losses recognized in earnings.
During the quarter, the bolivar fuerte parallel rate weakened by 13%.  As a result, Brink’s recognized a $5 million charge ($.06 per share) for the quarter.  At the end of the quarter, Brink’s had $28 million in bolivar-fuerte denominated net monetary assets.

Impact of U.S. Healthcare Legislation
The Patient Protection and Affordable Care Act and subsequent modifications made in the Health Care and Education Reconciliation Act of 2010 were signed into law in March 2010.
As a result of a change in the tax treatment of prescription drug benefits, Brink’s incurred a first-quarter income tax charge of $14 million ($.28 per share), which reflects a reduction in deferred tax assets.  Under the new legislation, companies will no longer be able to claim an income tax deduction related to the costs of prescription drug benefits provided to retirees and reimbursed under the Medicare Part D retiree drug subsidy.  Although this tax change does not take effect until 2013, Brink’s is required by GAAP to recognize the charge in the period in which the law is enacted.

The company also recorded an after-tax charge to shareholders’ equity of approximately $12 million related to an amendment to laws governing black lung disease benefits.  The effect of the amendment is expected to increase the number of applicants approved to collect black lung benefits, although it is not clear how many incremental former employees will be approved.  The company estimates that its black lung liability will increase $19 million (from $42 million to $61 million) and has recorded the increase as an adjustment to shareholders’ equity, net of $7 million in tax benefits.  The increase in the black lung liability was estimated based on assumptions of future approval claim rates for miners seeking black lung benefits.  Estimated approval rates will change in the future, potentially materially, as actual claims are submitted under the new legislation.  The company currently expects the new legislation to increase retirement expenses by approximately $2 million annually from previous estimates (2010 through 2014 projected expenses are shown on pages 13 – 15).  This estimate of liability will be revised annually to reflect experience and expectations relating to future claims.

Income Taxes
2010 Versus 2009
In the first quarter, the company recorded tax expense of $24 million (effective tax rate of 107%) versus a tax expense of $11 million (24%) in 2009.  This year’s higher expense is due primarily to the $14 million income tax charge resulting from recently enacted U.S. healthcare legislation, the designation of Venezuela as highly inflationary for accounting purposes (including a nondeductible net monetary asset remeasurement charge of $5 million) and the characterization of a French business tax as an income tax due to legislative changes effective January 1, 2010.

2010 Forecast
The effective income tax rate for 2010 is expected to be between 47% and 50%.  Excluding the deferred income tax charge related to U.S. healthcare legislation, the effective tax rate for 2010 is expected to be between 36% and 39%.

Conference Call
The company will host a conference call on April 29, 2010, at 11:00 a.m. Eastern Time to discuss this press release. Interested parties can listen to the conference call by calling (877) 407-8031 (domestic) or + (201) 689-8031 (international), or via live webcast at www.BrinksCompany.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through May 13, 2010, by calling (877) 660-6853 (domestic) or + (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 349089.  A webcast replay will also be available at www.BrinksCompany.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.BrinksCompany.com or call 804-289-9709.

Forward-Looking Statements
This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future revenue growth and earnings for The Brink’s Company, including organic revenue growth and segment operating profit margin in 2010, the improvement of results, positioning for continued growth, the pursuit of growth through acquisitions in current and new geographic markets, the growth of our Cash Logistics and other high-margin services, estimated liabilities for reduced income tax deductions, increased black lung liabilities and estimated future retirement expenses in connection with the enactment of new health care legislation, the anticipated annual effective tax rate for 2010, projected non-segment expense, the projected royalty income from Brink’s Home Security Holdings, Inc., capital expenditures and depreciation and amortization for 2010, projected financial information relating to our U.S. retirement liabilities, and information about future plan funded status and contributions.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to the impact of the global economic slowdown on our business opportunities, access to the capital and credit markets, the recent market volatility and its impact on the demand for our services, the implementation of investments in technology and value-added services and cost reduction efforts and their impact on revenue and profit growth, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify strategic opportunities and integrate them successfully, acquisitions and dispositions made in the future, our ability to integrate recent acquisitions, regulatory and labor issues and higher security threats, the impact of turnaround actions responding to current conditions in Europe, the return to profitability of operations in jurisdictions where we have recorded valuation adjustments, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, the impact of the designation of Venezuela as “highly inflationary” for accounting purposes as of January 1, 2010, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, the timing of the termination of the Brand License Agreement with Brink’s Home Security Holdings, Inc., the impact of the recently enacted health care legislation, changes in the scope or method of remediation or monitoring of our former coal operations, the timing of the pass-through of certain costs to third parties and the timing of approvals by governmental authorities relating to the disposal of the coal assets, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, annual actuarial revaluations, and periodic revaluations of reclamation liabilities, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, whether the Company’s assets or the VEBA’s assets are used to pay benefits, the risk that the recent contribution to the U.S. pension plan does not have the anticipated effects on the company’s or the plan’s financial condition, black lung claims incidence, the number of dependents of mine workers for whom benefits are provided, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, the strength of the U.S. dollar relative to foreign currencies, foreign currency exchange rates, changes in estimates and assumptions underlying our critical accounting policies, seasonality, pricing and other competitive industry factors, and fuel prices.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2009 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

THE BRINK’S COMPANY and subsidiaries

THE BRINK’S COMPANY and subsidiaries
Summary of Selected Results and Outlook   (Unaudited)
March 31, 2010

	Full-Year 2009		2010
(In millions)	GAAP	Adjusted	Outlook
Revenues	$3,135	2,897	(a)

Organic Revenue Growth	1%	-	Low-to-mid single-digit % over $2.9 billion 2009 Adjusted Revenues

Segment Operating Profit	$213	175	(a)

Segment Operating Margin	6.8%	6.0%	7% - 7.5%

Non-Segment:
General and administrative	$38	38	41
Retirement plans	21	21	21
Royalty income	(9)	(9)	(5)
Other	(3)	(12)	-
Non-Segment	$47	38	57

Effective income tax rate	(37%)	37%	47% - 50% (b)

Noncontrolling interest	$32	19	(a)

Capital expenditures	$171	(a)	180 - 200

Depreciation and amortization	$135	(a)	145 - 155

(a)	Information not provided.
(b)
The tax rate is expected to be higher in 2010 partially due to the effect of the recently enacted Patient Protection and Affordable Care Act, accounting for Venezuelan subsidiaries as operating in a highly inflationary economy (including nondeductible remeasurement losses of net monetary assets), and the characterization of a French business tax as an income tax based upon legislative changes.  The projected tax rate assumes no change in judgment about deferred tax valuation allowances.  Without the effect of the Act, the 2010 full-year effective tax rate is expected to be 36% - 39%.

THE BRINK’S COMPANY and subsidiaries
Condensed Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2010	2009

Revenues	$735.4	732.5

Cost and expenses:
Cost of revenues	610.1	591.1
Selling, general and administrative expenses	100.0	104.3
Total costs and expenses	710.1	695.4
Other operating income (expense)	(1.5)	4.6

Operating profit	23.8	41.7

Interest expense	(2.5)	(2.7)
Interest and other income	1.4	4.0
Income from continuing operations before tax	22.7	43.0
Provision for income taxes	24.3	10.5

Income (loss) from continuing operations	(1.6)	32.5

Income (loss) from discontinued operations	(3.4)	0.8

Net income (loss)	(5.0)	33.3

Less net income (loss) attributable to noncontrolling interests	(3.2)	(10.3)

Net income (loss) attributable to Brink’s	$(8.2)	23.0

Amounts attributable to Brink’s:
Income (loss) from continuing operations	$(4.8)	22.2
Income (loss) from discontinued operations	(3.4)	0.8

Net income (loss) attributable to Brink’s	$(8.2)	23.0

Earnings (loss) per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$(0.10)	0.48
Discontinued operations	(0.07)	0.02
Net income (loss)	(0.17)	0.50

Diluted:
Continuing operations	$(0.10)	0.48
Discontinued operations	(0.07)	0.02
Net income (loss)	(0.17)	0.49
(a) Earnings per share may not add due to rounding.

Weighted-average shares:
Basic	48.8	46.3
Diluted	48.8	46.5

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information   (Unaudited)

NON-SEGMENT INCOME (EXPENSE) (a)

	Three Months Ended
	March 31,
(In millions)	2010	2009

Corporate and former operations:
General and administrative	$(8.7)	(9.1)
Retirement costs (primarily former operations)	(4.9)	(8.0)
Subtotal	(13.6)	(17.1)

Other amounts not allocated to segments:
Currency exchange transaction losses	-	(0.1)
Gain on sales of property and other assets	0.3	3.1
Gain on acquiring control of an equity method affiliate	-	1.5
Royalty income:
Brand licensing fees from former home security business	1.8	1.6
Other	0.4	0.3
Subtotal	2.5	6.4

Non-segment income (expense)	$(11.1)	(10.7)
(a)	Includes corporate, former operations and other amounts not allocated to segment results

OTHER OPERATING INCOME (EXPENSE) (a)

	Three Months Ended
	March 31,
(In millions)	2010	2009

Foreign currency transaction losses	$(6.4)	(3.4)
Royalty income	2.2	1.9
Gains on sales of property and other assets	0.8	3.1
Share in earnings of equity affiliates	0.8	1.0
Gain on acquiring control of an equity method affiliate	-	1.5
Impairment losses	(0.3)	(0.1)
Other	1.4	0.6
Other operating income (expense)	$(1.5)	4.6
(a)	Includes segment and non-segment other operating income and expense

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information (continued)   (Unaudited)

SELECTED CASH FLOW INFORMATION

	Three Months
	Ended March 31,
(In millions)	2010	2009

Capital Expenditures:
International	$17.1	14.7
North America	9.8	14.8
Capital expenditures	$26.9	29.5

Depreciation and Amortization:
International	$22.0	22.1
North America	10.3	8.6
Depreciation and amortization	$32.3	30.7

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information (continued)   (Unaudited)

U.S. RETIREMENT LIABILITIES

Underfunded (Overfunded) Status of U.S. Retirement Plans
	Actual	Actual	Projected
(in millions)	2009	1Q 2010	2-4Q 2010	2011	2012	2013	2014

U.S. pension plans
Beginning underfunded balance	$329.2	152.3	147.1	141.4	129.4	87.4	29.4
Net periodic pension credit (a)	(13.5)	(5.0)	(15.3)	(17.7)	(15.7)	(16.1)	(21.8)
Payment from Brink’s	(150.0)	-	-	-	(27.7)	(38.4)	(30.6)
Benefit plan experience (gain) loss	(9.2)	-	11.0	7.4	3.0	(1.1)	-
Other	(4.2)	(0.2)	(1.4)	(1.7)	(1.6)	(2.4)	(1.3)
Ending underfunded balance	$152.3	147.1	141.4	129.4	87.4	29.4	(24.3)

UMWA plans
Beginning balance	$207.5	157.5	157.7	158.5	159.9	161.8	164.2
Net periodic postretirement cost (a)	3.2	0.2	0.8	1.4	1.9	2.4	3.0
Payment from Brink’s	(0.5)	-	-	-	-	-	-
Benefit plan experience gain	(52.7)	-	-	-	-	-	-
Ending underfunded balance	$157.5	157.7	158.5	159.9	161.8	164.2	167.2

Black lung and other plans
Beginning balance	$48.6	47.1	65.7	61.4	56.3	51.4	46.7
Net periodic postretirement cost (a)	1.4	0.6	2.4	3.0	2.8	2.6	2.4
Payment from Brink’s	(7.6)	(1.3)	(6.7)	(8.1)	(7.7)	(7.3)	(7.0)
Benefit plan experience loss	4.5	-	-	-	-	-	-
Other	0.2	19.3	-	-	-	-	-
Ending unfunded balance	$47.1	65.7	61.4	56.3	51.4	46.7	42.1
(a) Excludes amounts reclassified from accumulated other comprehensive income.

U.S. Pension Plans
Pension benefits provided to eligible U.S. employees were frozen on December 31, 2005, and are not provided to employees hired after 2005 or to those covered by a collective bargaining agreement.  On January 1, 2009, there were approximately 21,000 beneficiaries in the plans.  In 2009, Brink’s contributed $150 million to the plans, which helped reduce the underfund status of U.S. plans to $152 million at the end of 2009.  Based on current assumptions Brink’s is not required to make additional payments until 2012 and the underfunded status is expected to decline from 2010 through 2013 and become fully funded under GAAP in 2014.

UMWA Plans
Retirement benefits related to former coal operations include medical benefits provided by the Pittston Coal Group Companies Employee Benefit Plan for UMWA Represented Employees.   On January 1, 2009, there were approximately 4,700 beneficiaries in the UMWA plans.  The company does not expect to make additional contributions to these plans until 2026.

Black Lung
Under the Federal Black Lung Benefits Act of 1972, Brink’s is responsible for paying lifetime black lung benefits to miners and their dependents for claims filed and approved after June 30, 1973.  On December 31, 2009, there were approximately 700 black lung beneficiaries.

2010 Update.  The Patient Protection and Affordable Care Act (the “Act”), which was enacted in March 2010, contains an amendment to the laws governing federal black lung benefits for coal miners.  The amendment creates a presumption that benefits should be awarded to current or former coal miners that have accumulated 15 or more years of coal mine employment if they are able to prove that they have a disabling pulmonary disease.  Previously, miners were required to demonstrate that their disabling pulmonary disease was caused by black lung disease, and not by some other cause such as smoking or old age.  Under the new law, the burden of proof becomes the employer’s to establish that the disabling pulmonary disease is not black lung disease or that the miner’s disease did not result from coal mine employment.  Surviving spouses will no longer be required to prove that black lung disease caused the death of a miner to continue receiving benefits.

The new law will be used to assess claims that are currently being reviewed, unless the claim was filed before January 1, 2005.  Miners who have been denied benefits in the past (either as a result of not being able to prove that they have a disabling pulmonary disease, or not being able to prove that their disease was black lung disease) may reapply for benefits and these claims will be assessed using the new rules.

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information (continued)   (Unaudited)

U.S. RETIREMENT LIABILITIES (CONTINUED)

The amendment will likely increase the approval rates for coal miners applying to receive black lung benefits.  The company remeasured its black lung obligation as of March 31, 2010, to reflect an estimate of the increase in amounts to be paid to miners as a result of the new law.  The obligation increased $19.3 million as a result of the remeasurement, from $42.3 million before the remeasurement to $61.6 million.

Approval rates used in the remeasurement of the black lung obligation were increased to reflect an estimate of the effect of the new legislation.  The discount rate used at remeasurement was 5.3% (compared to 5.4% at December 31, 2009) and the medical inflation rate was 5.0% (compared to 8.0% at December, 31, 2009).  All other assumptions remain the same as they were at December 31, 2009, which can be found in the company’s 2009 Annual Report on Form 10-K.  Approval rates are difficult to estimate since the effect of the change in the law has not yet been placed in practice.  The liability could change in the future if the approval rates used in the estimates of the liabilities are either too high or too low.  These estimated amounts will change in the future to reflect payments made, actuarial revaluations, and other changes in estimates.  Actual amounts could differ materially from the currently estimated amounts.

Other
The company also has a plan that provides retirement health care benefits to certain eligible salaried employees.  Benefits under this plan are not indexed for inflation.

Risks Associated with U.S. Retirement Obligations include:
•	Changing discount rates and other assumptions in effect at measurement dates (normally December 31)
•	Investment returns of plan assets
•	Addition of new participants (historically immaterial due to freezing of pension benefits and exit from coal business)
•	Mortality rates
•	Change in laws

Summary of Total Expenses Related to All U.S. Retirement Liabilities

This table summarizes actual and projected expense (income) related to U.S. retirement liabilities.  Most expenses are allocated to non-segment results, with the balance allocated to North American operations. The market value of the investments used to pay benefits for our retirement plans significantly declined in 2008.  Expenses related to our U.S pension plans are expected to increase over the next few years as market losses are amortized into earnings from other comprehensive income.

	Actual	Actual	Projected
(in millions)	2009	1Q 2010	2-4Q 2010	FY 2010	2011	2012	2013	2014

U.S. pension plans	$(4.1)	(0.2)	(0.5)	(0.7)	5.9	11.7	14.0	3.1
UMWA plans	19.9	4.1	12.4	16.5	16.2	16.1	16.0	16.0
Black lung and other plans (a)	2.9	0.7	3.8	4.5	4.9	4.8	4.7	4.6
Total	$18.7	4.6	15.7	20.3	27.0	32.6	34.7	23.7

Amounts allocated to:
Segments (North America)	$(2.0)	(0.3)	(0.5)	(0.8)	1.7	4.0	4.9	0.7
Non-segment	20.7	4.9	16.2	21.1	25.3	28.6	29.8	23.0

Total	$18.7	4.6	15.7	20.3	27.0	32.6	34.7	23.7
(a) Estimates provided previously in the 2009 Form 10-K were (in millions) $2.9 in 2010, $2.9 in 2011, $2.8 in 2012, $2.6 in 2013 and $2.5 in 2014.

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information (continued)   (Unaudited)

U.S. RETIREMENT LIABILITIES (CONTINUED)

Summary of Total Payments from Brink’s to U.S. Plans and Payments from U.S. Plans to Participants

This table summarizes actual and estimated payments
•	from Brink’s to U.S. retirement plans, and
•	from the plans to participants.

	Actual	Actual	Projected
(in millions)	2009	1Q 2010	2-4Q 2010	FY 2010	2011	2012	2013	2014

Payments from Brink’s to U.S. Plans
U.S. pension plans	$150.0	-	-	-	-	27.7	38.4	30.6
UMWA plans	0.5	-	-	-	-	-	-	-
Black lung and other plans (a)	7.6	1.3	6.7	8.0	8.1	7.7	7.3	7.0
Total	$158.1	1.3	6.7	8.0	8.1	35.4	45.7	37.6
(a) These plans are not funded by investments. Estimates provided previously in the 2009 Form 10-K were (in millions) $6.3 in 2010, $6.0 in 2011, $5.6 in 2012, $5.3 in 2013 and $4.9 in 2014.

Payments from U.S. Plans to participants
U.S. pension plans	$36.1	9.4	30.9	40.3	42.0	43.6	46.2	47.0
UMWA plans	36.4	9.1	27.3	36.4	37.2	37.6	38.0	37.6
Black lung and other plans	7.6	1.3	6.7	8.0	8.1	7.7	7.3	7.0
Total	$80.1	19.8	64.9	84.7	87.3	88.9	91.5	91.6

The amounts in the tables above are based on a variety of estimates, including actuarial assumptions as of the most recent measurement date.  The estimated amounts will change in the future to reflect payments made, investment returns, actuarial revaluations, and other changes in estimates.  Actual amounts could differ materially from the estimated amounts.

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information (continued)   (Unaudited)

NET DEBT (CASH) RECONCILED TO AMOUNTS REPORTED UNDER GAAP

	March 31,	December 31,
(In millions)	2010	2009

Short-term debt	$9.0	7.2
Long-term debt	212.6	188.4
Debt	221.6	195.6
Less cash and cash equivalents	(131.9)	(143.0)
Net Debt (Cash)	$89.7	52.6

Net Debt (Cash) is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We define Net Debt as Debt less cash and cash equivalents.  We use Net Debt (Cash) as a measure of our financial leverage.  We believe that investors also may find Net Debt (Cash) to be helpful in evaluating our financial leverage.  Net Debt (Cash) should not be considered as an alternative to Debt determined in accordance with GAAP.  Set forth above is a reconciliation of Net Debt (Cash), a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of March 31, 2010, and December 31, 2009.  This supplemental non-GAAP information should be reviewed in conjunction with the consolidated balance sheets in our quarterly report on Form 10-Q for the period ended March 31, 2010.

THE BRINK’S COMPANY and subsidiaries
Trended Condensed Consolidated Statements of Income – GAAP Basis  (Unaudited)

	2009					2010
	GAAP					GAAP
(In millions) (except for per share amounts)	1st	2nd	3rd	4th	Full	1st
	Quarter	Quarter	Quarter	Quarter	Year	Quarter
Revenues:
EMEA	$293.4	305.6	324.4	334.1	1,257.5	298.9
Latin America	199.4	209.7	234.9	260.7	904.7	183.1
Asia Pacific	18.8	14.7	19.9	25.3	78.7	27.0
International	511.6	530.0	579.2	620.1	2,240.9	509.0
North America	220.9	221.9	222.6	228.7	894.1	226.4
Revenues	$732.5	751.9	801.8	848.8	3,135.0	735.4

Operating profit:
International	$37.9	15.9	51.3	51.7	156.8	24.5
North America	14.5	13.0	10.4	18.7	56.6	10.4
Segment operating profit	52.4	28.9	61.7	70.4	213.4	34.9
Non-segment	(10.7)	(2.2)	(0.8)	(32.9)	(46.6)	(11.1)
Operating profit	41.7	26.7	60.9	37.5	166.8	23.8

Interest expense	(2.7)	(2.8)	(2.8)	(3.0)	(11.3)	(2.5)
Interest and other income	4.0	2.0	1.2	3.6	10.8	1.4
Income from continuing operations before tax	43.0	25.9	59.3	38.1	166.3	22.7
Provision for (benefit from) income taxes	10.5	6.6	20.6	(98.8)	(61.1)	24.3
Income (loss) from continuing operations	32.5	19.3	38.7	136.9	227.4	(1.6)
Income (loss) from discontinued operations	0.8	4.3	1.0	(1.6)	4.5	(3.4)

Net income (loss)	33.3	23.6	39.7	135.3	231.9	(5.0)
Less net income attributable to noncontrolling interests	(10.3)	(3.3)	(5.3)	(12.8)	(31.7)	(3.2)

Net income (loss) attributable to Brink’s	$23.0	20.3	34.4	122.5	200.2	(8.2)

Amounts attributable to Brink’s:
Income (loss) from continuing operations	$22.2	16.0	33.4	124.1	195.7	(4.8)
Diluted earnings (loss) per share – continuing operations	0.48	0.34	0.70	2.53	4.11	(0.10)

THE BRINK’S COMPANY and subsidiaries
Trended Condensed Consolidated Statements of Income – Adjusted basis for 2009 (Unaudited)
See reconciliation of Adjusted 2009 amounts on pages 19 – 23

	2009					2010
	Adjusted					GAAP
(In millions) (except for per share amounts)	1st	2nd	3rd	4th	Full	1st
	Quarter	Quarter	Quarter	Quarter	Year	Quarter
Revenues:
EMEA	$293.4	305.6	324.4	334.1	1,257.5	298.9
Latin America	144.8	150.9	171.2	199.9	666.8	183.1
Asia Pacific	18.8	14.7	19.9	25.3	78.7	27.0
International	457.0	471.2	515.5	559.3	2,003.0	509.0
North America	220.9	221.9	222.6	228.7	894.1	226.4
Revenues	$677.9	693.1	738.1	788.0	2,897.1	735.4

Operating profit:
International	24.2	17.1	43.5	33.5	118.3	24.5
North America	14.5	13.0	10.4	18.7	56.6	10.4
Segment operating profit	38.7	30.1	53.9	52.2	174.9	34.9
Non-segment	(10.7)	(2.2)	(14.7)	(10.4)	(38.0)	(11.1)
Operating profit	28.0	27.9	39.2	41.8	136.9	23.8

Interest expense	(2.7)	(2.4)	(2.7)	(2.9)	(10.7)	(2.5)
Interest and other income	2.4	0.9	1.1	3.2	7.6	1.4
Income from continuing operations before tax	27.7	26.4	37.6	42.1	133.8	22.7
Provision for income taxes	8.8	8.1	17.7	14.5	49.1	24.3
Income (loss) from continuing operations	18.9	18.3	19.9	27.6	84.7	(1.6)
Income (loss) from discontinued operations	0.8	4.3	1.0	(1.6)	4.5	(3.4)

Net income (loss)	19.7	22.6	20.9	26.0	89.2	(5.0)
Less net income attributable to noncontrolling interests	(4.4)	(3.5)	(3.2)	(7.6)	(18.7)	(3.2)

Net income (loss) attributable to Brink’s	$15.3	19.1	17.7	18.4	70.5	(8.2)

Amounts attributable to Brink’s:
Income (loss) from continuing operations	$14.5	14.8	16.7	20.0	66.0	(4.8)
Diluted earnings (loss) per share – continuing operations	0.31	0.31	0.35	0.41	1.39	(0.10)

THE BRINK’S COMPANY and subsidiaries
Adjusted 2009 Results - Reconciled to Amounts Reported Under GAAP   (Unaudited)

Purpose of Adjusted Information

Adjusted 2009 results described in this earnings release are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”).  These adjusted results (a) reflect the impact of reporting results from Venezuela at the less favorable parallel market exchange rate, (b) exclude transaction losses recognized in the fourth quarter of 2009 on repatriated cash from Venezuela, (c) exclude a third-quarter 2009 acquisition gain in India, and (d) exclude a U.S. tax valuation allowance release recognized in the fourth quarter of 2009.

The purpose of the adjusted information is to provide users of financial information of The Brink’s Company an understanding of the effects of each of the items described above.  The adjusted information provides information to assist comparability and estimates of future performance.   Brink’s believes these measures are helpful in assessing operations and estimating future results, provide transparency to investors, and enable period-to-period comparability of financial performance.  Adjusted results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

The adjustments disclosed below are summarized on pages 20 - 23.

Explanation of Reconciling Items

The adjustments:

a.	Change from official rate to parallel rate translation in Venezuela

i.
Reduce segment operating income - International to reflect the operating results had they been translated using the parallel rate in effect at the time.  Results from Venezuela in most of 2009 were translated at the official rate.

		Revenue	Operating Profit
(in millions)	Quarter	2009	2009

	1st	$(54.6)	(13.7)
	2nd	(58.8)	(2.2)
	3rd	(63.7)	(8.4)
	4th	(60.8)	(18.7)
	Full Year	$(237.9)	(43.0)

ii.
Increase segment operating income – International by $3.4 million in the second quarter of 2009, $0.6 million in the third quarter of 2009 and $0.5 million in the fourth quarter of 2009.  The adjustments reverse certain currency exchange losses related to increases in cash held in U.S. dollars by the Venezuelan subsidiaries.

b.	Venezuela currency loss. Decrease non-segment expense by $22.5 million for the loss that was recognized in the fourth quarter of 2009 related to the repatriation of cash from Venezuela.

c.
Acquisition gain.  Decrease other operating income – non-segment by $13.9 million for the gain recorded in the third quarter of 2009 related to an acquisition of a controlling interest in an Indian subsidiary.

d.	Tax benefit. Decrease income tax benefit by $117.8 million in the fourth quarter of 2009 for the release of a valuation allowance related to deferred tax assets in the U.S.

THE BRINK’S COMPANY and subsidiaries
Adjusted Results - Reconciled to Amounts Reported Under GAAP   (Continued)   (Unaudited)

	Full Year 2009
	Reported	Change to	Venezuela	India
(In millions) (except for per share amounts)	GAAP Basis	Parallel Rate (a)	Currency Loss (b)	Acquisition Gain (c)	Tax Benefit (d)	Adjusted Basis
Revenues:
EMEA	$1,257.5	-	-	-	-	1,257.5
Latin America	904.7	(237.9)	-	-	-	666.8
Asia Pacific	78.7	-	-	-	-	78.7
International	2,240.9	(237.9)	-	-	-	2,003.0
North America	894.1	-	-	-	-	894.1
Revenues	$3,135.0	(237.9)	-	-	-	2,897.1

Operating profit:
International	$156.8	(38.5)	-	-	-	118.3
North America	56.6	-	-	-	-	56.6
Segment operating profit	213.4	(38.5)	-	-	-	174.9
Non-segment	(46.6)	-	22.5	(13.9)	-	(38.0)
Operating profit	166.8	(38.5)	22.5	(13.9)	-	136.9

Interest expense	(11.3)	0.6	-	-	-	(10.7)
Interest and other income	10.8	(3.2)	-	-	-	7.6
Income from continuing operations before tax	166.3	(41.1)	22.5	(13.9)	-	133.8
Provision for (benefit from) income taxes	(61.1)	(7.6)	-	-	117.8	49.1
Income from continuing operations	227.4	(33.5)	22.5	(13.9)	(117.8)	84.7
Income (loss) from discontinued operations	4.5	-	-	-	-	4.5

Net income	231.9	(33.5)	22.5	(13.9)	(117.8)	89.2
Less net income attributable to noncontrolling interests	(31.7)	13.0	-	-	-	(18.7)

Net income attributable to Brink’s	$200.2	(20.5)	22.5	(13.9)	(117.8)	70.5

Amounts attributable to Brink’s:
Income from continuing operations	$195.7	(20.5)	22.5	(13.9)	(117.8)	66.0
Diluted earnings per share – continuing operations	4.11	(0.42)	0.47	(0.29)	(2.48)	1.39

  See page 19 for explanation of footnotes.

 THE BRINK’S COMPANY and subsidiaries
Adjusted 2009 Results - Reconciled to Amounts Reported Under GAAP   (Continued)   (Unaudited)

	First Quarter 2009			Second Quarter 2009
	Reported	Change to		Reported	Change to
(In millions) (except for per share amounts)	GAAP Basis	Parallel Rate (a)	Adjusted Basis	GAAP Basis	Parallel Rate (a)	Adjusted Basis
Revenues:
EMEA	$293.4	-	293.4	305.6	-	305.6
Latin America	199.4	(54.6)	144.8	209.7	(58.8)	150.9
Asia Pacific	18.8	-	18.8	14.7	-	14.7
International	511.6	(54.6)	457.0	530.0	(58.8)	471.2
North America	220.9	-	220.9	221.9	-	221.9
Revenues	$732.5	(54.6)	677.9	751.9	(58.8)	693.1

Operating profit:
International	37.9	(13.7)	24.2	15.9	1.2	17.1
North America	14.5	-	14.5	13.0	-	13.0
Segment operating profit	52.4	(13.7)	38.7	28.9	1.2	30.1
Non-segment	(10.7)	-	(10.7)	(2.2)	-	(2.2)
Operating profit	41.7	(13.7)	28.0	26.7	1.2	27.9

Interest expense	(2.7)	-	(2.7)	(2.8)	0.4	(2.4)
Interest and other income	4.0	(1.6)	2.4	2.0	(1.1)	0.9
Income from continuing operations before tax	43.0	(15.3)	27.7	25.9	0.5	26.4
Provision for income taxes	10.5	(1.7)	8.8	6.6	1.5	8.1
Income from continuing operations	32.5	(13.6)	18.9	19.3	(1.0)	18.3
Income from discontinued operations	0.8	-	0.8	4.3	-	4.3

Net income	33.3	(13.6)	19.7	23.6	(1.0)	22.6
Less net income attributable to noncontrolling interests	(10.3)	5.9	(4.4)	(3.3)	(0.2)	(3.5)

Net income attributable to Brink’s	$23.0	(7.7)	15.3	20.3	(1.2)	19.1

Amounts attributable to Brink’s:
Income from continuing operations	$22.2	(7.7)	14.5	16.0	(1.2)	14.8
Diluted earnings per share – continuing operations	0.48	(0.17)	0.31	0.34	(0.03)	0.31

  See page 19 for explanation of footnotes.

THE BRINK’S COMPANY and subsidiaries
Adjusted 2009 Results - Reconciled to Amounts Reported Under GAAP   (Continued)   (Unaudited)

	Third Quarter 2009
	Reported	Change to	Venezuela	India
(In millions) (except for per share amounts)	GAAP Basis	Parallel Rate (a)	Currency Loss (b)	Acquisition Gain (c)	Tax Benefit (d)	Adjusted Basis
Revenues:
EMEA	$324.4	-	-	-	-	324.4
Latin America	234.9	(63.7)	-	-	-	171.2
Asia Pacific	19.9	-	-	-	-	19.9
International	579.2	(63.7)	-	-	-	515.5
North America	222.6	-	-	-	-	222.6
Revenues	$801.8	(63.7)	-	-	-	738.1

Operating profit:
International	$51.3	(7.8)	-	-	-	43.5
North America	10.4	-	-	-	-	10.4
Segment operating profit	61.7	(7.8)	-	-	-	53.9
Non-segment	(0.8)	-	-	(13.9)	-	(14.7)
Operating profit	60.9	(7.8)	-	(13.9)	-	39.2

Interest expense	(2.8)	0.1	-	-	-	(2.7)
Interest and other income	1.2	(0.1)	-	-	-	1.1
Income from continuing operations before tax	59.3	(7.8)	-	(13.9)	-	37.6
Provision for (benefit from) income taxes	20.6	(2.9)	-	-	-	17.7
Income from continuing operations	38.7	(4.9)	-	(13.9)	-	19.9
Income (loss) from discontinued operations	1.0	-	-	-	-	1.0

Net income	39.7	(4.9)	-	(13.9)	-	20.9
Less net income attributable to noncontrolling interests	(5.3)	2.1	-	-	-	(3.2)

Net income attributable to Brink’s	$34.4	(2.8)	-	(13.9)	-	17.7

Amounts attributable to Brink’s:
Income from continuing operations	$33.4	(2.8)	-	(13.9)	-	16.7
Diluted earnings per share – continuing operations	0.70	(0.06)	-	(0.29)	-	0.35

  See page 19 for explanation of footnotes.

THE BRINK’S COMPANY and subsidiaries
Adjusted 2009 Results - Reconciled to Amounts Reported Under GAAP  (Continued)  (Unaudited)

	Fourth Quarter 2009
	Reported	Change to	Venezuela	India
(In millions) (except for per share amounts)	GAAP Basis	Parallel Rate (a)	Currency Loss (b)	Acquisition Gain (c)	Tax Benefit (d)	Adjusted Basis
Revenues:
EMEA	$334.1	-	-	-	-	334.1
Latin America	260.7	(60.8)	-	-	-	199.9
Asia Pacific	25.3	-	-	-	-	25.3
International	620.1	(60.8)	-	-	-	559.3
North America	228.7	-	-	-	-	228.7
Revenues	$848.8	(60.8)	-	-	-	788.0

Operating profit:
International	$51.7	(18.2)	-	-	-	33.5
North America	18.7	-	-	-	-	18.7
Segment operating profit	70.4	(18.2)	-	-	-	52.2
Non-segment	(32.9)	-	22.5	-	-	(10.4)
Operating profit	37.5	(18.2)	22.5	-	-	41.8

Interest expense	(3.0)	0.1	-	-	-	(2.9)
Interest and other income	3.6	(0.4)	-	-	-	3.2
Income from continuing operations before tax	38.1	(18.5)	22.5	-	-	42.1
Provision for (benefit from) income taxes	(98.8)	(4.5)	-	-	117.8	14.5
Income from continuing operations	136.9	(14.0)	22.5	-	(117.8)	27.6
Income (loss) from discontinued operations	(1.6)	-	-	-	-	(1.6)

Net income	135.3	(14.0)	22.5	-	(117.8)	26.0
Less net income attributable to noncontrolling interests	(12.8)	5.2	-	-	-	(7.6)

Net income attributable to Brink’s	$122.5	(8.8)	22.5	-	(117.8)	18.4

Amounts attributable to Brink’s:
Income from continuing operations	$124.1	(8.8)	22.5	-	(117.8)	20.0
Diluted earnings per share – continuing operations	2.53	(0.18)	0.46	-	(2.40)	0.41

  See page 19 for explanation of footnotes.

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